Exhibit (a)(1)(C)

NOTICE OF GUARANTEED DELIVERY

For Tender of Shares of Common Stock

of

California First Leasing Corporation

at

$16.50 Net Per Share

THE TENDER OFFER AND WITHDRAWAL RIGHTS EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON DECEMBER 4, 2023, UNLESS THE TENDER OFFER IS EXTENDED.

This Notice of Guaranteed Delivery, or a form substantially equivalent hereto, must be used to accept the Offer (as defined below) if certificates representing shares of common stock, par value $0.01 per share (the “Shares”), of California First Leasing Corporation, a California corporation (the “Company”), are not immediately available, if the procedure for book-entry transfer cannot be completed on a timely basis, or if time will not permit all required documents to reach Computershare Inc. (the “Depositary”) on or before the Expiration Time (as defined in the Offer to Purchase). This form may be delivered by electronic mail or mail to the Depositary and must include a Guarantee by an Eligible Institution (as defined in the Offer to Purchase). See Section 3 — “Procedure for Tendering Shares” of the Offer to Purchase.

The Depositary for the Offer is:

If delivering by mail: Computershare c/o Voluntary Corporate Actions P.O. Box 43011 Providence, RI 02940-3011	If delivering by overnight courier: Computershare c/o Voluntary Corporate Actions 150 Royall Street, Suite V Canton, MA 02021

Via Email (for eligible institutions only): CANOTICEOFGUARANTEE@computershare.com

DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS OTHER THAN ONE SET FORTH ABOVE OR TRANSMISSION OF INSTRUCTIONS VIA ELECTRONIC MAIL TO AN EMAIL ADDRESS OTHER THAN THE EMAIL ADDRESS SET FORTH ABOVE DOES NOT CONSTITUTE A VALID DELIVERY.

THIS NOTICE OF GUARANTEED DELIVERY TO THE DEPOSITARY IS NOT TO BE USED TO GUARANTEE SIGNATURES. IF A SIGNATURE ON A LETTER OF TRANSMITTAL IS REQUIRED TO BE GUARANTEED BY AN ELIGIBLE INSTITUTION UNDER THE INSTRUCTIONS THERETO, SUCH SIGNATURE GUARANTEE MUST APPEAR IN THE APPLICABLE SPACE PROVIDED IN THE SIGNATURE BOX ON THE LETTER OF TRANSMITTAL.

THE GUARANTEE INCLUDED HEREIN MUST BE COMPLETED.

Ladies and Gentlemen:

The undersigned represents that the undersigned owns and hereby tenders to the Company, upon the terms and subject to the conditions set forth in the Offer to Purchase, dated October 23, 2023 (the “Offer to Purchase”), and in the related Letter of Transmittal (together with the Offer to Purchase, the “Offer”), receipt of which is hereby acknowledged, the number of Shares set forth below, all pursuant to the guaranteed delivery procedures set forth in the Offer to Purchase.

Number of Shares:

Certificate Number(s) (if available):

Name(s) of Record Holders:_________________________________________________________________________

(Please Type or Print)

Address(es):____________________________________________________________________________________

______________________________________________________________________________________________

(Include Zip Code)

Area Code(s) and Telephone Number(s):_______________________________________________________________

X ____________________________________________________________________________________________

Signature(s) of Holder(s)

Dated:____________________________________________

☐	CHECK HERE IF TENDERED SHARES ARE DELIVERED BY BOOK-ENTRY TRANSFER AND PROVIDE THE INFORMATION BELOW.

Name(s) of Tendering Institution:_____________________________________________________________________

Account Number:_________________________________________________________________________________

ODD LOTS

As described in the Offer to Purchase, under certain conditions, shareholders owning beneficially or as the registered owner an aggregate of fewer than 100 Shares may have their Shares accepted for payment before any proration of the purchase of other tendered Shares. This preference is not available to partial tenders or to beneficial or registered owners of an aggregate of 100 or more Shares. Accordingly, this section is to be completed only if Shares are is being tendered on behalf of or by a beneficial or registered owner of an aggregate of fewer than 100 Shares. The undersigned either (check one box):

▪	is the beneficial or registered owner of an aggregate of fewer than 100 Shares, all of which are being tendered; or

▪	is a broker, dealer, commercial bank, trust company, or other nominee that (a) is tendering for the beneficial owner(s), Shares with respect to which it is the record holder, and (b) believes, based upon representations made to it by the beneficial owner(s), that each such person is the beneficial owner of an aggregate of fewer than 100 Shares and is tendering all of the Shares.

GUARANTEE OF DELIVERY

(Not to be used for signature guarantee)

The undersigned, a financial institution that is a participant in good standing in the Securities Transfer Agent Medallion Program, or any other “eligible guarantor institution,” as such term is defined in Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended (such institution, an “Eligible Institution”), hereby guarantees to deliver to the Depositary either the certificates representing the Shares tendered hereby, in proper form for transfer, or to deliver Shares pursuant to the procedure for book-entry transfer into the Depositary’s account at The Depository Trust Company, in any such case together with a properly completed and duly executed Letter of Transmittal, with any required signature guarantees or an Agent’s Message (as defined in the Offer to Purchase), and any other documents required by the Letter of Transmittal, all within two trading days after the date hereof.

The Eligible Institution that completes this form must communicate the guarantee to the Depositary and must deliver the properly completed and duly executed Letter of Transmittal or an Agent’s Message and certificates for Shares to the Depositary within the time period shown herein. Failure to do so could result in a financial loss to such Eligible Institution. In addition, the Depositary will not release payment in respect of such Shares in the event the Eligible Institution fails to deliver such Shares pursuant hereto.

Name(s) of Firm: _________________________________________________________________________________

Address(es):____________________________________________________________________________________

_________________________________________________________________________________________

(Include Zip Code)

Area Code and Telephone Number:___________________________________________________________________

X ____________________________________________________________________________________________

Authorized Signature

Name:_________________________________________________________________________________________

(Please Type or Print)

Title:_________________________________________________________________________________________

Dated:________________________________________________________________________________________

NOTE:	DO NOT SEND CERTIFICATES FOR SHARES WITH THIS NOTICE. CERTIFICATES FOR SHARES SHOULD BE SENT WITH YOUR PROPERLY COMPLETED AND DULY EXECUTED LETTER OF TRANSMITTAL

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